UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 584-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On July 7, 2004, Cardinal Bank, N.A. (the “Bank”), a wholly owned subsidiary of Cardinal Financial Corporation (the “Company”), acquired all of the issued and outstanding membership interests of George Mason Mortgage, LLC (“GMM”) pursuant to a Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank (the “Merger”). United Bank (“United”) is a wholly owned subsidiary of United Bankshares, Inc.

The purchase price that the Bank paid to United Bank was $17.0 million in cash, and the assets and liabilities of GMM have been recorded on the Company's books at their estimated fair market values as of July 7, 2004, the date the merger was completed. The purchase price was determined by arms-length negotiations between the parties. GMM is operating as a subsidiary of the Bank.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

The following financial statements of GMM are included in this report:

Report of Independent Auditors

Board of Directors

George Mason Mortgage, LLC

We have audited the accompanying consolidated statements of condition of George Mason Mortgage, LLC and Subsidiary (the Company) as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of George Mason Mortgage, LLC and Subsidiary at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

McQuade Brennan, LLP

Washington, DC

November 12, 2004

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF CONDITION
At December 31, 2003 and 2002
(Dollars in thousands, except share data)

	December 31,	December 31,
Assets	2003	2002

Cash	$6,974	$5,615

Loans held for sale, net	321,079	651,715
Loans receivable, net of fees	322	478
Allowance for loan losses	(123)	(123)

Loans receivable, net	199	355

Premises and equipment, net	2,252	1,604
Accrued interest receivable and other assets	5,110	8,706
Total assets	$335,614	$667,995
Liabilities and Shareholders’ Equity
Warehouse financing	$291,258	$618,801
Accrued interest payable and other liabilities	10,768	21,930
Total liabilities	302,026	640,731

Common stock, $1 par value, 10,000 shares authorized; 9,000 shares issued and outstanding	9	9
Additional paid-in capital	891	891
Retained earnings	32,688	26,364
Total shareholders’ equity	33,588	27,264
Total liabilities and shareholders’ equity	$335,614	$667,995

See accompanying notes to consolidated financial statements.

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2003, 2002 and 2001
(In thousands)

	2003	2002	2001
Interest income:
Loans held for sale	$18,131	$10,465	7,078
Loans receivable	2,844	2,296	2,374
Other	5	4	3
Total interest income	20,980	12,765	9,455
Interest expense:
Warehouse financing	8,647	3,382	3,680
Total interest expense	8,647	3,382	3,680
Net interest income	12,333	9,383	5,775
Non-interest income:
Gain on sale of loans held for sale	23,524	16,034	13,202
Loan service charges	1,896	1,277	874
Management fee income	4,026	3,246	2,243
Loss on disposal of premises and equipment	—	—	(9)
Total non-interest income	29,446	20,557	16,310
Non-interest expense:
Salary and benefits	13,351	9,236	6,848
Occupancy	1,651	1,201	797
Other operating expenses	6,344	4,600	3,436
Total non-interest expense	21,346	15,037	11,081
Net income before income taxes	20,433	14,903	11,004
Provision for income taxes	5,745	4,189	3,139
Net income	$14,688	$10,714	7,865

See accompanying notes to consolidated financial statements.

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2003, 2002 and 2001
(In thousands)

	Common Stock		Additional	Retained
	Shares	Amount	Paid-in Capital	Earnings	Total

Balance December 31, 2000	9	$9	$891	$14,966	$15,866

Net income	—	—	—	7,865	7,865
Accrued dividends	—	—	—	(2,957)	(2,957)

Balance December 31, 2001	9	$9	$891	$19,874	$20,774

Net income	—	—	—	10,714	10,714
Accrued dividends	—	—	—	(4,224)	(4,224)

Balance December 31, 2002	9	$9	$891	$26,364	$27,264

Net income	—	—	—	14,688	14,688
Dividends	—	—	—	(8,364)	(8,364)

Balance December 31, 2003	9	$9	$891	$32,688	$33,588

See accompanying notes to consolidated financial statements.

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2003, 2002 and 2001
(In thousands)

	2003	2002	2001
Cash flows from operating activities:
Net income	$14,688	$10,714	$7,865
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	831	497	416
Loans held for sale originated and acquired	(491,869)	(1,279,695)	(2,206,590)
Proceeds from the sale of loans held for sale	846,029	1,004,161	2,064,572
Gain on sale of loans held for sale	(23,524)	(16,034)	(13,202)
Loss on disposal of premises and equipment	—	—	9
(Increase) decrease in accrued interest receivable and other assets	3,596	(1,877)	1,721
Increase (decrease) in accrued interest payable and other liabilities	(11,162)	8,076	(1,264)
Net cash provided by (used in) operating activities	338,589	(274,158)	(146,473)
Cash flows from investing activities:
Purchase of premises and equipment	(1,479)	(1,476)	(460)
Proceeds from sale of premises and equipment	—	—	30
Net (increase) decrease in loans receivable, net	156	364	(6,065)
Net cash used in investing activities	(1,323)	(1,112)	(6,495)
Cash flows from financing activities:
Net increase (decrease) in warehouse financing	(327,543)	282,077	156,890
Dividends paid to Parent	(8,364)	(4,224)	(2,957)
Net cash provided by financing activities	(335,907)	277,853	153,933
Net increase (decrease) in cash and cash equivalents	1,359	2,583	965
Cash and cash equivalents at beginning of the period	5,615	3,032	2,067
Cash and cash equivalents at end of the period	$6,974	$5,615	$3,032

See accompanying notes to consolidated financial statements.

GEORGE MASON MORTGAGE, LLC AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

NOTE A — Organization and Summary of Significant Accounting Policies

Organization

George Mason Mortgage, LLC (the Company) is a wholly owned subsidiary of United Bank (the Parent), which is a wholly owned subsidiary of United Bankshares, Inc. (UBSI) a registered bank holding company. The Company is a mortgage banker and is predominantly engaged in originating residential and construction loans in Northern Virginia, Maryland and West Virginia. Loans originated are generally conventional loans and are collateralized by single family residences in this geographic area.

Basis of Presentation

The consolidated financial statements and the notes to consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Excel Title Company. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United State requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents	For purposes of the Statement of Cash Flows, cash equivalents are defined as highly liquid investments not held for sale with maturities of three months or less when purchased.

Mortgage Loans Held for Sale

Mortgage loans held for sale to investors are carried at the lower of cost (net of discounts) or market. Market is determined by investor commitment prices or current auction rates at the date of the financial statements. Adjustments to carrying value of loans held for sale are made by charges to income. Differences between the carrying amount of mortgage loans held for sale and amounts received upon the sale are credited or charged to income. Mortgage loans held for sale are collateralized by single-family residences. All sales of mortgage loans are made on a servicing released basis.

The Company has agreements with Intercoastal Mortgage Company, First Heritage Mortgage, LLC, Home Mortgage Resources, LLC, and Premier Mortgage Company LLC (collectively, the Mortgage Companies) to provide assistance and support services in the overall management of their mortgage banking businesses. For services provided to the Mortgage Companies, the Company receives a management fee as determined by the agreements. At December 31, 2003 and 2002 approximately $133,267,000 and $221,674,000 of mortgage loans held for sale have been purchased by the Company from the Mortgage Companies.

Loan Origination Fees

Loan origination fees, as well as discounts and certain direct origination costs, are initially recorded as an adjustment of the cost of the loan and are reflected in income when the loan is sold. Loan origination fees and certain direct origination costs related to loans receivable are deferred and amortized to income as a yield adjustment over the estimated life of the loan.

Allowance for Loan Losses

The provision for loan losses represents management’s judgment as to the amount necessary to bring the allowance for loan losses to a level considered adequate in relation to the risk of inherent losses in the loan portfolio. While it is the Company’s policy to charge loans off in the current period in which a loss is considered probable, there continues to exist the risk of losses which cannot be quantified precisely or attributed to specific loans. In assessing the adequacy of the allowance for loan losses, management relies on its ongoing review of the loan portfolio, historical collection experience, general economic conditions, and specific client composition within the loan portfolio. If the actual collection experience changes, revisions to the allowance may be necessary. Based on the information available to the Company, the allowance for loan losses is adequate. The allowance for loan losses remained unchanged at $122,767 in 2003, 2002 and 2001.

Property and Equipment

Furniture and equipment are carried at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized on a straight-line basis over the term of the lease. Gains and losses on disposition are reflected in current operations. Maintenance and repairs are charged to operating expenses and major alterations and renovations are capitalized.

Income Taxes

The Company is a limited liability company. Accordingly, the Company itself incurs no income tax liability. Rather, the Company’s income is taxed at the consolidated level as its operations are included in the consolidated Federal income tax return of UBSI. In accordance with UBSI’s corporate income tax allocation agreement, UBSI allocates an amount in lieu of income taxes to the Company based on the effective income tax rate of the consolidated corporate subsidiaries. The amount of this allocation is reported in the Company’s Consolidated Statements of Income as Provision for Income Taxes.

Fair Value of Financial Instruments

Due to the short-term nature and credit characteristics of the Company’s financial instruments, the carrying values approximate the fair values as of December 31, 2003 and 2002.

Derivative Financial Instruments

The Company accounts for derivatives in accordance with FASB Statement No. 133 (SFAS No. 133), Accounting for Derivative Instruments and Hedging Activities, as amended. The adoption of this standard did not materially impact reported financial position or results of operation of the Company. The provisions of this statement require that derivative instruments be carried at fair value on the balance sheet. The statement continues to allow derivative instruments to be used to hedge various risks and sets forth specific criteria to determine when hedge accounting can be used.

In accordance with SFAS No. 133, the Company is required to recognize its commitments with borrowers (interest rate lock commitments) and investors (best efforts commitments) on loans originated for sale in its mortgage banking operations. These commitments are entered into with the borrower and investor to manage the inherent interest rate and pricing risk associated with selling loans in the secondary market. These derivatives are accounted for by recognizing the fair value of the contracts and commitments on the balance sheet as either a freestanding asset or liability, with a corresponding offset recorded in other comprehensive income within shareholder’s equity, net of income tax. Amounts are reclassified from other comprehensive income into the income statement in the period or periods that the hedge transaction affects earnings. Unlike most derivative instruments, there is no active market for interest rate lock commitments that can be used to determine its fair value. The Company estimates the fair value of the interest rate lock commitments based on an estimate of the ultimate gain on sale of the underlying mortgage net of the cost to originate the loan, given the probability that the loan will fund within the terms of the commitment. The change in the fair value of the underlying mortgage loan is measured from the lock date. Therefore, at the time of issuance the fair value of the interest rate lock commitment is negligible. After issuance, the fair value of the commitment can be positive or negative depending on the change in value of the underlying mortgage loan. The probability that the loan will fund is driven primarily by the change, if any, in the mortgage interest rates after the lock date. The Company has developed funding ratio estimates using historical data which are used to estimate the amount of loans that will fund within the commitment terms. Similarly, the Company determines the fair value of the best efforts purchase commitments by investors by calculating the change in the fair value of the underlying mortgage loans.

Revenue Recognition

Gains on sale of loans represent the difference between the net sales proceeds and the carrying value of the mortgage loans sold, and are recognized at the time of sale. Loan origination fees, as well as discount points and certain direct origination costs, are recognized in income when the loans held for sale are sold.

Interest income is accrued as earned. Interest on mortgage loans held for sale accrues on loans from the date of funding through the date of sale. Interest on loans is computed based on the contractual loan rate.

Generally, the Company is not exposed to significant credit risk on its loans sold to investors. In the normal course of business, the Company is obligated to repurchase loans from investors consistent with the terms of its investor contracts. At the time of loan sale, the Company records a repurchase provision. Historically, the repurchase provision has been less than .10% of sold loans. The liability for potential losses applicable to sold loans is included in accrued expenses.

Advertising	Advertising costs, which include the costs of production and communication, are expensed as incurred.

NOTE B — Mortgage Loans Held For Sale

Mortgage loans held for sale at December 31, 2003 and 2002 were as follows:

	2003	2002

Principal amount	$318,872,278	$645,165,396
Premium	2,337,530	6,971,895
Net unearned fees	(131,202)	(421,890)

Total	$321,078,606	$651,715,401

As of December 31, 2003 and 2002, all mortgage loans held for sale are pledged as collateral for the lines of credit to the Parent. At December 31, 2003 and 2002, the Company had loan purchase commitments from third party investors for approximately $265,878,000 and $577,325,000. All loans held for sale were subsequently sold to third party investors.

NOTE C — Property and Equipment

Property and equipment consisted of the following at December 31, 2003 and 2002:

	2003	2002

Furniture and equipment	$3,295,980	$3,212,753
Leasehold improvements	357,472	213,524
Less accumulated depreciation and amortization	(1,401,547)	(1,822,003)

Total	$2,251,905	$1,604,274

NOTE D — Income Tax Allocation

The provision for income taxes at December 31, 2003, 2002, and 2001 was as follows:

	2003	2002	2001

Allocation in lieu of income tax expense	$5,744,547	$4,188,848	$3,138,536

Income taxes paid to the Parent in 2003, 2002, and 2001 were $6,146,718 and $4,481,389, and $6,607,817, respectively.

NOTE E — Retirement Plans

Employees of the Company participate in UBSI’s 401 (k) plan. All employees who complete at least 90 days of continuous service are eligible to participate in the plan. Each participant may contribute from 1% to 15% of pre-tax earnings to his or her account. The Company matches 100% of the first 2% of salary deferred and 25% of the next 2% of salary deferred with the common stock of UBSI. Vesting is 100% for employee deferrals, and the Company matches at the time the employee makes his/her deferral. The Company may contribute additional amounts to the plan at the discretion of the Board of Directors. For the years ended December 31, 2003, 2002, and 2001, the Company contributed $267,788, 213,256, and $177,980, respectively.

The Parent established a deferred compensation plan which covered two of the Company’s key employees. Periodic charges are made to operations so that the present value of the liability due each employee is fully recorded as of the date of their retirement. The expense recognized for this deferred compensation plan was $106,041, $79,358, and $70,623 for 2003, 2002 , and 2001, respectively.

UBSI sponsors a defined benefit pension plan which covers substantially all employees. The plan provides pension benefits based on the average base salary for certain specified years of service prior to retirement. At December 31, 2003, the fair value of plan assets exceeded the projected benefit obligation. Separate financial data for the Company’s allocation is not available with respect to such plan. Pension expense allocated by the Parent for the defined benefit plan was $341,866, $26,011, and $0 for 2003, 2002, and 2001, respectively.

NOTE F — Warehouse Lines Payable

The Company has two warehouse lines of credit with the Parent that are used to fund mortgage and construction loans. The first line of credit is for the funding of mortgage loans held for sale. This line of credit bears interest at a variable rate based on the Federal funds rate. The maximum credit available under this line was $468,000,000 at December 31, 2003. The second line of credit is for funding of constructions loans. This line of credit bears interest at a variable rate based on the federal funds rate. The maximum credit available under this line of credit was $55,000,000 at December 31, 2003. The total outstanding under both lines of credit was $291,258,000 and $618,801,000 at December 31, 2003 and 2002, respectively. The lines of credit matured on June 30, 2004 and were renewed on substantially the same terms. Interest payable to the Parent was $314,542 and $1,188,796, at December 31, 2003 and 2002, respectively. Interest paid to the Parent was $9,522,266, $5,366,309, and $3,731,236 for 2003, 2002, and 2001, respectively. The weighted average interest rate on the warehouse lines of credit was 3.2%, 2.9%, and 2.7% for 2003, 2002, and 2001, respectively.

Additionally, the Company and the Mortgage Companies have lines of credit with the Parent, whereunder the Company is jointly and severally liable with the Mortgage Companies for the credit. These lines are used by the Mortgage Companies to fund mortgage loans, which are purchased by the Company. The lines bear interest at a variable rated based on the Federal Funds rate and mature on June 30, 2004. As of December 31, 2003, the maximum credit available under these lines was $97,000,000. Interest expense associated with these lines is paid by the Mortgage Companies. At December 31, 2003 the amount borrowed on the lines of credit was $82,287,315.

NOTE G — Related Party Transactions

In addition to the warehouse lines of credit discussed in Note F, the Company has other transactions with the Parent as follows:

	2003	2002	2001

Other employee benefits and general and administrative expenses	$609,654	$239,267	$512,680
Loans sold	144,833,899	90,207,865	50,728,200
Accrued health insurance payable	12,965		28,492

Loans committed to be sold to the Parent included in loans held for sale, were $20,391,500 at December 31, 2003.

As discussed in Note A, the Company provides administrative and overall management support for the Mortgage Companies. The Company recognized management fee income for these services of approximately $4,026,000, $3,246,000, and $2,243,000 in 2003, 2002, and 2001, respectively. The Company recognizes interest income related to borrowings under its warehouse line of credit used to fund mortgage loans originated by the Mortgage Companies. Interest income recognized was $4,629,624, $2,368,160, and $860,834 in 2003, 2002, and 2001, respectively. Amounts receivable from the Mortgage Companies were $749,080 and $2,564,306 at December 31, 2003 and 2002. Amounts payable to the Mortgage Companies were $3,895,311 and $4,313,758 at December 31, 2003 and 2002.

NOTE H — Commitments

As of December 31, 2003 and 2002, substantially all mortgage loans held for sale and interest rate lock commitments with potential borrowers were identically matched with commitments from outside investors to purchase such loans. These investors are national and regional mortgage bankers and savings and loan institutions whose credit worthiness is evaluated annually. The terms of these commitments are generally 60 to 90 days and are entered into in an effort to minimize the Company’s exposure to interest rate fluctuations. The commitments are not mandatory in nature, thus there is not a specific commitment that must be filled. The fair value of the derivative financial instruments related to the best efforts commitment with the investors was $221,614 and $1,255,279 at December 31, 2003 and 2002, while the fair value of the derivative financial instruments related to the interest rate lock commitments with potential borrowers was $408,066 and $4,570,957 at December 31, 2003 and 2002. The carrying value of loans held for sale was adjusted to market value by $186,452 and $3,315,678 at December 31, 2003 and 2002.

As of December 31, 2003, minimum rental payments under the noncancelable leases were as follows:

Years Ending December 31,	Amount

2004	$1,701,547
2005	1,623,670
2006	1,553,724
2007	912,446
2008	36,458

Total	$5,827,845

For the years ended December 31, 2003, 2002, and 2001, rent expense totaled $1,651,434, $1,201,322, and $797,165, respectively.

The Company is a HUD Title II Nonsupervised Mortgagee. As such, the Company is subject to certain minimum net worth requirements as established by HUD. At December 31, 2003 and 2002, the Company’s net worth is $31,860,288 and $25,000,023 in excess of HUD’s minimum net worth requirement of $1,000,000.

NOTE I — Subsequent Event

In July 2004, UBSI sold all of the outstanding member units in the Company to Cardinal Bank NA in a cash transaction. The Company is now a wholly-owned subsidiary of Cardinal Bank NA which is headquartered in McLean, Virginia.

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF CONDITION
At June 30, 2004 and December 31, 2003
(Dollars in thousands, except share data)

	June 30,	December 31,
Assets	2004	2003
	(Unaudited)

Cash	$6,838	$6,974

Loans held for sale, net	355,624	321,079
Loans receivable, net of fees	429	322
Allowance for loan losses	(123)	(123)

Loans receivable, net	306	199

Premises and equipment, net	2,289	2,252
Accrued interest and other assets	7,783	5,110
Total assets	$372,840	$335,614
Liabilities and Shareholders’ Equity
Warehouse financing	$351,998	$291,258
Accrued interest and other liabilities	12,358	10,768
Total liabilities	364,356	302,026

Common stock, $1 par value, 10,000 shares authorized; 9,000 shares issued and outstanding	9	9
Additional paid-in capital	891	891
Retained earnings	7,584	32,688
Total shareholders’ equity	8,484	33,588
Total liabilities and shareholders’ equity	$372,840	$335,614

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2004 and 2003
(In thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	2004	2003	2004	2003
Interest income:
Loans held for sale	$2,728	$6,463	$4,434	$10,249
Loans receivable	569	760	1,116	1,527
Other	1	1	2	3
Total interest income	3,298	7,224	5,552	11,779
Interest expense:
Warehouse financing	971	3,940	1,544	5,096
Total interest expense	971	3,940	1,544	5,096
Net interest income	2,327	3,284	4,008	6,683
Non-interest income:
Gain on sale of loans held for sale	4,197	6,316	7,260	11,804
Loan service charges	351	652	565	1,123
Management fee income	637	1,385	1,309	2,345
Total non-interest income	5,185	8,353	9,134	15,272
Non-interest expense:
Salary and benefits	3,167	3,707	5,895	6,965
Occupancy	451	389	901	778
Other operating expenses	1,450	1,652	2,659	2,977
Total non-interest expense	5,068	5,748	9,455	10,720
Net income before income taxes	2,444	5,889	3,687	11,235
Provision for income taxes	688	1,661	1,034	3,164
Net income	$1,756	$4,228	$2,653	$8,071

GEORGE MASON MORTGAGE, LLC
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2004, and 2003
(In thousands)
(Unaudited)

	Common Stock		Additional	Retained
	Shares	Amount	Paid-in Capital	Earnings	Total

Balance December 31, 2002	9	$9	$891	$26,364	$27,264

Net income	—	—	—	8,071	8,071
Dividends	—	—	—	(3,975)	(3,975)

Balance June 30, 2003	9	$9	$891	$30,460	$31,360

Balance December 31, 2003	9	$9	$891	$32,688	$33,588

Net income	—	—	—	2,653	2,653
Dividends	—	—	—	(27,757)	(27,757)

Balance June 30, 2004	9	$9	$891	$7,584	$8,484

GEORGE MASON MORTGAGE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2004 and 2003

(In thousands)

(Unaudited)

	2004	2003
Cash flows from operating activities:
Net income	$2,653	$8,071
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	510	374
Loans held for sale originated and acquired	(1,039,366)	(1,162,498)
Proceeds from the sale of loans held for sale	1,012,080	1,204,918
Gain on sale of loans held for sale	(7,260)	(11,804)
(Increase) decrease in accrued interest receivable and other assets	(2,673)	(626)
Increase (decrease) in accrued interest payable and other liabilities	1,591	(1,415)
Net cash provided by (used in) operating activities	(32,465)	37,020
Cash flows from investing activities:
Purchase of premises and equipment	(547)	(775)
Net (increase) decrease in loans receivable, net	(107)	305
Net cash used in investing activities	(654)	(470)
Cash flows from financing activities:
Net increase (decrease) in warehouse financing	60,740	(30,649)
Dividends paid to Parent	(27,757)	(3,975)
Net cash provided by financing activities	32,983	(34,624)
Net increase (decrease) in cash and cash equivalents	(136)	1,926
Cash and cash equivalents at beginning of the period	6,974	5,615
Cash and cash equivalents at end of the period	$6,838	$7,541

(b)                                 Pro forma financial information.

The following unaudited pro forma combined condensed financial statements and notes thereto have been prepared on a consolidated basis based upon the historical financial statements of the Company and GMM and present how the combined entity may have appeared had the businesses actually been combined at the beginning of the periods presented. The pro forma combined information gives effect to the Merger, accounted for as a purchase, and is based on the payment of $17.0 million in cash in the Merger. Accordingly, the assets and liabilities of GMM have been recorded on the Company’s books at their estimated fair market values as of July 7, 2004, the date the Merger was completed. The amount by which the sum of the cash paid by the Company in the Merger exceeds the net fair value of GMM’s assets and liabilities has been allocated to goodwill.

The pro forma combined condensed statement of condition combines the balance sheet of the Company and GMM as of June 30, 2004. The pro forma combined condensed statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 combine the results of operations of the Company and GMM for the respective periods. The pro forma combined condensed statement of condition and combined condensed statement of operations for the six months ended June 30, 2004 are based on unaudited financial statements, and the pro forma combined condensed statement of operations for the year ended December 31, 2003 is based on the audited financial statements of GMM and the audited financial statements of the Company.

The pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and the related notes of the Company, which have been filed with the Commission, and of GMM, which are included in Item 9.01(a) above. There are no adjustments necessary to the historical results of operations as a result of these transactions. The pro forma combined financial position and results of operations are not necessarily indicative of the results that would actually have been attained if the Merger had occurred in the past or that may be attained in the future.

The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented.

CARDINAL AND GEORGE MASON MORTGAGE
PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
At June 30, 2004
(In thousands)
(Unaudited)

	Cardinal	George Mason	Pro Forma Adjustments		Combined
	(Dollars in thousands, except per share data)
Assets
Cash and due from banks	$12,023	$5,479	$(8,640	)(A)	$8,862
Federal funds sold	53,379	—	(17,000	)(B)	36,379
Investment securities	331,635	—	—		331,635
Other investments	5,415	—	—		5,415
Loans held for sale, net	797	301,450	3,297	(C)	305,544
Loans receivable, net	388,272	54,467	—		442,739
Premises and equipment, net	10,805	2,289	—		13,094
Deferred tax asset	4,321	—	—		4,321
Goodwill	22	—	13,858	(C)	13,880
Accrued interest and other assets	3,353	7,783	—		11,136
Total assets	$810,022	$371,468	$(8,485)		$1,173,005
Liabilities & Shareholders’ Equity
Deposits	$597,554	$—	$—		$597,554
Other borrowed funds	120,751	271,754	—		392,505
Accrued interest and other liabilities	975	91,229	—		92,204
Total liabilities	719,280	362,983	—		1,082,263
Shareholders’ equity:
Common stock	18,433	9	(9	)(C)	18,433
Additional paid in capital	92,762	891	(891	)(C)	92,762
Retained earnings	(17,261)	7,585	(7,585	)(C)	(17,261)
Accumulated other comprehensive loss	(3,192)	—	—		(3,192)
Total shareholders’ equity	90,742	8,485	(8,485	)(C)	90,742
Total liabilities and shareholders’ equity	$810,022	$371,468	$(8,485)		$1,173,005

CARDINAL AND GEORGE MASON MORTGAGE
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(In thousands, except per share data)
(Unaudited)

	Cardinal	George Mason	Pro Forma Adjustments		Combined
	(Dollars in thousands, except per share data)
Interest income:
Loans receivable	$9,599	$1,116	$—		$10,715
Loans held for sale	—	7,031	—		7,031
Federal funds sold	47	2	(47	)(D)	2
Investment securities	5,652	—	—		5,652
Other investments	84	—	—		84
Total interest income	15,382	8,149	(47)		23,484
Interest expense:
Deposits	4,780	—	—		4,780
Warehouse financing	—	1,543	—		1,543
Other borrowed funds	771	—	—		771
Total interest expense	5,551	1,543	—		7,094
Net interest income	9,831	6,606	(47)		16,390
Provision for loan losses	388	—	—		388
Net interest income after provision for loan losses	9,443	6,606	(47)		16,002
Non-interest income:
Service charges, commissions and fees	787	575	—		1,362
Investment fee income	336	—	—		336
Net gain on sales of loans	62	13,936	—		13,998
Net realized gain on investment securities available-for-sale	241	—	—		241
Net gain on sales of assets	—	—	—		—
Other income	16	—	—		16
Total non-interest income	1,442	14,511	—		15,953
Non-interest expense:
Salary and benefits	4,064	13,868	—		17,932
Occupancy	961	901	—		1,862
Professional fees	344	—	—		344
Depreciation	632	510	—		1,142
Other operating expenses	2,853	2,151	—		5,004
Total non-interest expense	8,854	17,430	—		26,284
Net income before income taxes	2,031	3,687	(47)		5,671
Provision for income taxes	678	1,034	204	(D)	1,916
Net income	$1,353	$2,653	$(251)		$3,755
Earnings per common share:
Basic	$0.08			(F)	$0.21
Diluted	$0.07			(F)	$0.20
Weighted average shares outstanding:
Basic	17,931				17,931
Diluted	18,327				18,327

CARDINAL AND GEORGE MASON MORTGAGE
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(In thousands, except per share data)
(Unaudited)

	Cardinal	George Mason	Pro Forma Adjustments		Combined
	(Dollars in thousands, except per share data)
Interest income:
Loans receivable	$16,851	$2,845	$—		$19,696
Loans held for sale	—	22,138	—		22,138
Federal funds sold	107	5	(107	)(E)	5
Investment securities	7,509	—	—		7,509
Other investments	135	—	—		135
Total interest income	24,602	24,988	(107)		49,483
Interest expense:
Deposits	8,656	—	—		8,656
Warehouse financing	—	8,646	—		8,646
Other borrowed funds	773	—	—		773
Total interest expense	9,429	8,646	—		18,075
Net interest income	15,173	16,342	(107)		31,408
Provision for loan losses	1,001	—	—		1,001
Net interest income after provision for loan losses	14,172	16,342	(107)		30,407
Non-interest income:
Service charges	1,013	1,914	—		2,927
Investment fee income	785	—	—		785
Net gain on sales of loans	282	49,465	—		49,747
Net realized gain on investment securities available-for-sale	1,364	—	—		1,364
Net gain on sales of assets	—	—	—		—
Other income	385	—	—		385
Total non-interest income	3,829	51,379	—		55,208
Non-interest expense:
Salary and benefits	6,726	39,289	—		46,105
Occupancy	1,559	1,652	—		3,211
Professional fees	1,113	—	—		1,113
Depreciation	1,030	—	—		1,030
Other operating expenses	4,927	6,348	—		11,275
Total non-interest expense	15,355	47,289	—		62,644
Net income before income taxes	2,646	20,434	(107)		22,973
Provision for income taxes	(3,508)	5,745	1,166	(E)	3,403
Net income	6,154	14,688	(1,273)		19,569
Dividend to preferred shareholders	495	—	—		495
Net income to common shareholders	$5,659	$14,688	$(1,273)		$19,074
Earnings per common share:
Basic	$0.55			(F)	$1.87
Diluted	$0.54			(F)	$1.83
Weighted average shares outstanding:

Notes to Pro Forma Combined Condensed Financial Information (Unaudited)

The merger will be accounted for by the Company using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS” No. 141). Under this method, the aggregate cost of the Merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values as of the closing date. For purposes of pro forma presentation, estimates of the fair values of GMM’s assets and liabilities as of June 30, 2004 have been combined with the book values of the Company’s assets and liabilities as of June 30, 2004.

(A)                              As part of the transaction, the Company expects to incur, on a pre-tax basis, $82,000 in transaction costs, primarily for professional expenses, including financial advisory, legal and accounting fees. Additionally, it is estimated that GMM will incur, on a pre-tax basis, $73,000 in transaction costs, including legal, and accounting fees. These charges are included in the pro forma combined condensed statements of condition, but are not considered in the pro forma combined condensed statements of operations.

(B)                                As stated in the Merger agreement, the Company paid $17,000,000 in cash to United.

(C)                                The purchase price is allocated to identifiable tangible and intangible assets at their fair values. Any portion of the purchase price that cannot be assigned to specifically identifiable tangible and intangible assets acquired less liabilities assumed is considered goodwill.

The following table provides a reconciliation of the excess cost of the Merger to the Company over the fair value of net assets acquired from GMM (in thousands):

Cash paid by the Company	$17,000
Fair value adjustments, net	(3,297)
Company transaction costs	82
GMM transaction costs	73
Goodwill	$13,858

The fair value adjustments as of June 30, 2004 were calculated for loans held for sale and loans receivable, net. Loans held for sale were increased by approximately $3.3 million. Loans receivable, net were not adjusted as they were determined to be at fair value as all loans held in that portfolio are current with regards to payments of principal and interest and have variable interest rates.

No adjustments were recorded for GMM’s warehouse financing, as they were determined to be at fair value as all borrowed funds are short term and have variable interest rates tied to the Federal Reserve’s discount rate. Warehouse financing was provided by United and is expected to be provided by the Bank after the Merger. All other assets and liabilities of GMM are current assets and liabilities and were determined to be recorded at their fair values.

The fair values ultimately recorded by the Company may be materially different from the values indicated due to refinements to the underlying assumptions made by the Company.

The net equity of GMM was liquidated in the form of a dividend to United prior to the completion of the acquisition.

(D)                               The purchase accounting adjustments have the following impact on the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2004:

Interest income on federal funds sold in the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2004 is decreased by $47,000, reflecting the decrease in federal funds sold due to the pay out of $17,000,000 in cash to United.

Provision for income taxes in the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2004, is increased by $204,000 to increase the historical income tax expense due to pro forma net income and increase GMM’s effective tax rate from United’s effective tax rate of 28% to the Company’s effective tax rate of 34%.

(E)                                 The purchase accounting adjustments have the following impact on the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003:

Interest income on federal funds sold in the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2003 is decreased by $107,000, reflecting the decrease in federal funds sold due to the pay out of $17,000,000 in cash to United.

Provision for income taxes in the unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003, is increased by $1.2 million to increase the historical income tax expense due to pro forma net income and increase GMM’s effective tax rate from 28% to 34%. The Company’s assumed effective tax rate is 34%.

(F)                                 Basic and diluted earnings per share in the pro forma combined condensed statements of operations were computed by dividing pro forma net income by the total average shares outstanding of the Company’s common stock for the period.

(c)                                  Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank.*

2.2	Amendment to Membership Interest Purchase Agreement dated as of July 7, 2004 by and between Cardinal Bank, N.A. and United Bank.*

23.1	Consent of Independent Auditors

99.1	Press release dated July 8, 2004.*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: March 1, 2005	By:	/s/ Robert A. Cem
Robert A. Cem
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement dated as of June 8, 2004 by and among Cardinal Bank, N.A. and United Bank.*

2.2	Amendment to Membership Interest Purchase Agreement dated as of July 7, 2004 by and between Cardinal Bank, N.A. and United Bank.*

23.1	Consent of Independent Auditors

99.1	Press release dated July 8, 2004.*

* Previously filed.